Exhibit 99.1

Contact:	Mark A. Kopser

Executive Vice President and Chief Financial Officer

(972) 713-3500

UNITED SURGICAL PARTNERS INTERNATIONAL ANNOUNCES RECEIPT

OF REQUISITE CONSENTS TO AMEND INDENTURE GOVERNING ITS EXISTING

SENIOR SUBORDINATED NOTES AND SENIOR SUBORDINATED TOGGLE NOTES

AND ENTRY INTO SUPPLEMENTAL INDENTURE

Dallas, Texas (March 28, 2012) – United Surgical Partners International, Inc. (“USPI” or the “Company”) today announced that as of 5:00 p.m., New York City time, on March 27, 2012 (the “Consent Deadline”), it had received tenders and consents from the holders of approximately 82.26% of the aggregate principal amount of its 8 7/8% senior subordinated notes due 2017 (CUSIP No. 913016AC5) (the “Cash Notes”) and 9 1/4%/10% senior subordinated toggle notes due 2017 (CUSIP No. 913016AF8) (the “Toggle Notes” and, together with the “Cash Notes,” the “Notes”), in connection with its previously announced tender offer and consent solicitation for the Notes, which commenced on March 14, 2012, and is described in the Offer to Purchase and Consent Solicitation Statement dated March 14, 2012 (the “Offer to Purchase”).

Following the receipt of the consents of the holders of the majority of the outstanding principal amount of the Notes, the Company entered into a supplemental indenture (the “Supplemental Indenture”) amending the indenture governing the notes, dated as of April 19, 2007 (the “Indenture”) with the trustee and the guarantors under the Indenture. The Supplemental Indenture made certain amendments (the “Amendments”) to the Indenture, including to eliminate substantially all of the restrictive covenants and certain event of default provisions from the indenture and to reduce the minimum redemption notice period from 30 days to three days. The Supplemental Indenture is effective upon execution, but the Amendments will not be operative until the acceptance for purchase by the Company of the Notes validly tendered (and not validly withdrawn) pursuant to the Offer to Purchase.

The Company’s obligation to accept for purchase, and pay for, any Notes pursuant to the tender offer and consent solicitation is subject to a number of conditions that are set forth in the Offer to Purchase, including the refinancing of certain of the Company’s other indebtedness on terms acceptable to the Company, as described in the Offer to Purchase.

Under the terms of the Offer to Purchase, holders of the Notes who validly tendered their Notes and deliver their consents prior to the Consent Deadline, will receive consideration equal to (i) in the case of Cash Notes validly tendered, $1,018.13 per $1,000 principal amount of such Cash Notes and (ii) in the case of Toggle Notes validly tendered, $1,020.00 per $1,000 principal amount of such Toggle Notes (each, the “Tender Offer Consideration”), as well as a consent payment in the amount of $30.00 per $1,000 principal amount of such Notes (the “Consent Payment”), for a total consideration of $1,048.13 per $1,000 principal amount of Cash Notes and $1,050.00 per $1,000 premium amount of Toggle Notes (the “Total Consideration”). USPI reserves the right, promptly following the satisfaction or waiver of the conditions to

United Surgical Partners International Announces Receipt of Requisite Consents to Amend Indenture Dated April 19, 2007

March 28, 2012

consummation of the Tender Offer and Consent Solicitation (the “Initial Settlement Date”), to accept for purchase all Notes validly tendered (and not validly withdrawn) prior to the Consent Deadline. In such case, the Company will pay the Total Consideration with respect to the Notes on the Initial Settlement Date. Holders of the Notes who validly tendered their Notes after the Consent Deadline, but prior to 12:00 midnight, New York City time, on April 10, 2012 (the “Expiration Time”), will be entitled to receive the Tender Offer Consideration only on the Final Settlement Date, which will be promptly after the Expiration Time. In both cases, holders whose Notes are purchased in the Tender Offer will also receive accrued and unpaid interest in respect of their purchased Notes up to, but not including, the applicable settlement date. This press release does not constitute a notice of redemption under the optional redemption provision of the indenture governing the Notes.

The Tender Offer and the Consent Solicitation are conditioned upon, among other things, completing certain financing transactions and other general conditions. If any of the conditions are not satisfied, USPI is not obligated to accept for purchase, or to pay for, any Notes validly tendered and not validly withdrawn pursuant to the Tender Offer or to make the Consent Payment. Additionally, the Company has reserved the right to terminate the Tender Offer and Consent Solicitation at any time and for any reason, including unfavorable market conditions. Full details of the terms and conditions of the Tender Offer and Consent Solicitation are included in USPI’s Offer to Purchase and Consent Solicitation, dated March 14, 2012.

This press release is neither an offer to sell nor a solicitation of an offer to buy the securities described herein.

Requests for documents may be directed to D.F. King & Co., Inc., the Information Agent and Tender Agent, at (212) 269-5550 (banks and brokers) or (806) 714-3312 (all others).

Barclays Capital Inc. and J.P. Morgan Securities LLC are acting as Dealer Managers and Solicitation Agents for the Tender Offer and the Consent Solicitation. Questions regarding the Tender Offer and Consent Solicitation may be directed to Barclays Capital Inc. at (212) 528-7581 (collect) or (800) 438-3242 (toll free) and J.P. Morgan Securities LLC at (212) 270-1200 (collect) or (800) 245-8812 (toll free).

USPI, headquartered in Dallas, Texas, currently has ownership interests in or operates 209 surgical facilities. Of the Company’s 202 domestic facilities, 140 are jointly owned with not-for-profit healthcare systems. The Company also operates seven facilities in the United Kingdom.

Certain statements contained in this press release, including, without limitation, statements containing the words “believes,” “anticipates,” “expects,” “continues,” “will,” “may,” “should,” “estimates,” “intends,” “plans” and similar expressions, and statements regarding the Company’s business strategy and plans, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. There is risk and uncertainty regarding whether the Company will be able to consummate the proposed refinancing on terms that are satisfactory to the Company or at all and whether the Company will pay any dividends to its equity holders. Material factors are outside the Company’s control. For example, the Company may be unable to negotiate the terms of the potential refinancing

United Surgical Partners International Announces Receipt of Requisite Consents to Amend Indenture Dated April 19, 2007

March 28, 2012

with its lenders and the Company may not be able to fund dividends with cash on hand or at all. Other factors include risks and uncertainties associated with changes in general economic and financial market conditions, the general availability of credit, the volume of trading activities, the overall availability of credit to the healthcare industry, the Company’s credit ratings and credit capacity, the possibility that the Company’s stockholders, financial advisors or lenders could develop a negative perception of its long-or-short-term financial prospects if the level of its business activities decreases due to a market downturn, negative actions taken by regulatory authorities or rating organizations, and other factors set forth under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

You should not rely upon forward-looking statements as predictions of future events. The Company undertakes no obligation to update any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. In that respect, the Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.

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